Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Interim Management Changes in its High Purity Cellulose and Pulp Businesses

•Dr. Christoph Koenig, Vice President of Global Sales, High Purity Cellulose, will assume responsibility for High Purity Cellulose sales

•Tomas Fernandez, Vice President of Marketing and Commercial Excellence, will assume responsibility for marketing and customer service, sustainability, research and development, and other strategic growth initiatives

•Frank Ruperto will leave the Company effective January 22, 2021 to pursue opportunities outside the Company

JACKSONVILLE, Fla., January 12, 2021 - Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) announced changes to the management structure in its High Purity Cellulose segment and Pulp business. Dr. Christoph Koenig will assume responsibility for all High Purity Cellulose sales, while Tomas Fernandez will assume responsibility for marketing and customer service, sustainability, high yield pulp and lignin sales, research and development, and other strategic growth initiatives.

Dr. Christoph Koenig and Tomas Fernandez each bring over 25 years of experience in business leadership, sales and research and development in the specialty chemical industry. Dr. Koenig joined Rayonier Advanced Materials in 2020 after a 15-year career at Albemarle, where he most recently held positions of Global Business Director and Global Sales Director in the Catalysts business unit. Prior to Albemarle, he worked for Felix Boettcher, a supplier to the printing industry in Germany. Dr. Koenig earned his PhD from University of Cologne in Organic Chemistry. Mr. Fernandez joined the Company in 2018 after working with Albemarle as the Global Business Unit Leader in their Performance Catalyst Solutions Business and for 18 years with the Dow Chemical Company. He also previously worked for W.R. Grace and Hilti. Mr. Fernandez earned his degree in Chemical Engineering from Texas A&M University and an Executive MBA from Rice University.

“Christoph and Tomas bring strong track records of leading sales and R&D in our industry. I am confident we will have a seamless transition and we will continue to provide excellent service to our customers,” said Paul Boynton, President and Chief Executive Officer. “We thank Frank for leading the High Purity Cellulose and Pulp business over the past 18 months and successfully concluding the annual Cellulose Specialties negotiations, plus his prior five years of service as our Chief Financial Officer.”

About Rayonier Advanced Materials
Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs just over 4,000 people and generates approximately $1.8 billion of revenues. More information is available at www.rayonieram.com.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com